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               CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form N-1A of our report dated October 29, 1999, relating to the financial statements and financial highlights of AFD Exchange Reserves, which appear in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.


PricewaterhouseCoopers LLP

New York, New York
January 25, 2000




































00250163.AR8